Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

of U.S. Global Investors Funds:

We consent to the use of our report, dated February 27, 2012, with respect to the financial statements included herein, on the U.S. Global Investors Funds, and to the references to our firm under the captions Financial Highlights in the prospectuses and Independent Registered Public Accounting Firm and Legal Counsel in the Statements of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 30, 2012